Exhibit 7

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Date: August 18, 2003

CLAYTON, DUBILIER & RICE FUND V LIMITED PARTNERSHIP

	By:	CD&R Associates V Limited Partnership, its general partner

		By:	CD&R Investment Associates II, Inc., its managing general partner

		By:	/s/ THERESA A. GORE
Name: Theresa A. Gore
Title: Vice President and Treasurer

CD&R ASSOCIATES V LIMITED PARTNERSHIP

	By:	CD&R Investment Associates II, Inc., its managing general partner

	By:	/s/ THERESA A. GORE
Name: Theresa A. Gore
Title: Vice President and Treasurer

CD&R INVESTMENT ASSOCIATES II, INC.

By:	/s/ THERESA A. GORE
Name: Theresa A. Gore
Title: Vice President and Treasurer

CD&R INVESTMENT ASSOCIATES, INC.

By:	/s/ THERESA A. GORE
Name: Theresa A. Gore
Title: Vice President and Treasurer

CD&R CAYMAN INVESTMENT ASSOCIATES, INC.

By:	/s/ DONALD J. GOGEL
Name: Donald J. Gogel
Title: Director